Exhibit 99.2
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Press Release                                          Source: Monaco Group Inc.
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Monaco Group Inc. Amends Terms of Sweet Valley Acquisition
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Toronto, Ontario -- June 21, 2004 -Monaco Group Inc. ("Monaco Group" or the
"Company") announced that today it executed an amendment to the asset purchase agreement (the "Amended Agreement") among itself, MG Holdings Inc., a wholly-owned subsidiary of Monaco Group ("MG"), and Sweet Valley Foods Inc., based in Mississauga, Ontario, Canada ("SVFI"). Under the terms of this Amended
Agreement:

     o MG will purchase SVFI's sugar packaging and wholesale business and related assets (the "Assets") from SVFI;
     o In exchange for Assets, SVFI will receive cash for the inventory related to the Business (estimated at $250,000 Canadian Dollars), $80,000 cash (Canadian Dollars), and 750,000 exchangeable shares of MG Holdings Inc. ("Exchangeable Stock");
     o MG will assume certain liabilities of SVFI; including the lease agreement for SVFI's Mississauga-based warehouse and an equipment loan; and
     o    SVFI will change its name to "SVF Inc."

The transaction is expected to close on or about June 27, 2004. As a condition to closing, MG will be required to amend its articles of incorporation, subject to the approval of the Company and the board of directors of MG, in order to authorize shares of exchangeable stock along with certain designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the exchangeable stock.

The proposed designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions, of the Exchangeable Stock are as follows: Each share of Exchangeable Stock shall be convertible into two shares of Monaco Group's common stock, at the option of the holder, upon providing 15 days written notice to the Company. The Exchangeable Stock is also redeemable, at the option of MG Holdings Inc., at $1.25 per share (US Dollars), upon providing 30 days written notice to the holders.

Upon the closing of the Purchase Agreement, Leo Couprie will be appointed to the board of directors of Monaco Group and Tyrone Ganpaul will be appointed Vice President of Monaco Group.

Leo Couprie is currently on the board of directors of SVFI. Mr. Couprie is also the Chairman of Couprie, Fenton Inc., a company he co-founded in 1986. For 1994 to 1996, Mr. Couprie was the President of C&F Meat Brokers and from 1974 to 1984, a trader for Canada Packers Limited, International Division. Mr. Couprie also serves on the board of directors of Mortgage Central and Voyager Group Inc. Since 2001, he has served as the Chair of Seneca College's International Business Advisory Board.

Tyrone Ganpaul is currently the president and a director of SVFI. Mr. Ganpaul has a wide ranging experience in financial management, marketing, control, and development for a number of business environments especially food, consumer products and resource products. From 2001 to 1994, he was a business development consultant for various companies, including Goudas Food Products Company Limited. From 1987 to 1994, Mr. Ganpaul was Vice President Finance for Export Packers Company Limited. Mr. Ganpaul has a degree in Economics and Business Administration from the University of Guyana and a RIA diploma from the Society of Management Accountants (formerly the Society of Registered Industrial Accountants).

"With their years of experience in the food industry, we are confident that both Mr. Couprie and Mr. Ganpaul will make significant contributions to the growth of Monaco Group and its subsidiaries," stated Peter Nelipa, President of Monaco Group Inc. "On behalf of the board of directors, I would like to welcome them both."





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"The sugar business of Sweet Valley has taken significant steps over the recent past that successfully expanded its market share in Canada," stated Mr. Ganpaul. "I am looking forward to this growth expanding further with this business becoming at part of Monaco Group."

About Monaco Group Inc.
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Monaco Group is a reporting issuer with the SEC. The Company's wholly-owned subsidiaries are Monaco (Canada) Inc. and MG Holdings Inc.

FORWARD LOOKING STATEMENTS
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Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Monaco Group to close and integrate announced transactions and other risks and uncertainties detailed from time to time in Monaco Group's periodic reports on Forms 10-KSB, 10-QSB, 8-K and other filings filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Monaco Group undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.